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                                                                    EXHIBIT 10.4

                      [The Bank of Novia Scotia Letterhead]



June 20, 2002


Maxtor Peripherals (S) Pte Ltd
No.2 Ang Mo Kio Street 63
Ang Mo Kio Street Park 3
Singapore 569111

Attention:    Mr. Tiong Chi Sieng, Vice-President-Finance /
              Ms. Tan Hui Yah, Director-Finance

Dear Sirs

REVOLVING BANK GUARANTEE FACILITY OF SGD666,000
AMENDMENTS TO COVENANTS ON TANGIBLE NET WORTH
AND CONSOLIDATED CASH BALANCE

1. We refer to the Revolving Bank Guarantee Facility of up to SGD666,000 (the "Facility") granted under our Facility Letter of 24 December 2001 as amended by our Amendment Letter dated 15 February 2002 (hereinafter collectively called the "Facility Letter") and the Charge Over Cash Deposits (First Party) document dated 2 January 2002.

2. We are pleased to advise that, at your request, The Bank of Nova Scotia, Singapore Branch (the "Bank") is agreeable to amending the Covenant (e) of the Facility Letter to read as follows:

                  "The Borrower shall procure that Maxtor Corporation maintain a CONSOLIDATED TANGIBLE NET WORTH of not less than the TNW HURDLE at all times.

                  CONSOLIDATED TANGIBLE NET WORTH is defined as the net worth of Maxtor Corporation and its consolidated subsidiaries calculated in accordance with GAAP (i.e., the generally accepted accounting principles in effect in the United States of America from time to time), after subtracting therefrom the aggregate amount of Maxtor Corporation and its consolidated subsidiaries' intangible assets (including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks), but including deferred tax liabilities of up to US$338,000,000 and US$90,000,000 of goodwill recorded on 29 December 2001 net of any recoveries.


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                  TNW HURDLE is defined as the amount of (1) US$100,000,000, plus (2) 50% of the quarterly consolidated positive Net Income (not to be reduced by losses) from 31 December 2001 to the end of the most recently ended fiscal quarter, plus (3) 75% of the portion of the proceeds of any new issuance of equity securities in any calendar year which in aggregate exceeds US$50,000,000, minus (4) actual restructuring charges taken after 31 December 2002 up to an amount equal to US$20,000,000.

                  Any non-compliance of the above by shall constitute an event of default under the Facility."

3. We are also pleased to advise that, at your request, the Bank is agreeable to amending Covenant (f) of the Facility Letter to read as follows:

                  "Maxtor Corporation shall at all times maintain a CONSOLIDATED CASH BALANCE (defined below) of not less than the greater of
                  (1) USD250,000,000, and (2) 1.5 times of the outstanding Capital as of any Cut-Off Date under the Receivable Purchase Agreement ("RPA"). The RPA refers to the existing agreement dated 15 November 2001, as amended from time to time, between Maxtor Corporation, The Bank of Nova Scotia (New York), other financial institutions and other entities related to Maxtor Corporation. The terms "Capital" and "Cut-Off Date" above shall have the same meaning as defined in the RPA. If The Bank of Nova Scotia (New York) ceases to be part of the RPA or if the RPA is terminated prior to the expiry of the Facility, the Parent shall at all times maintain a Consolidated Cash Balance of not less than USD250,000,000.

                  CONSOLIDATED CASH BALANCE is defined as the aggregate amount of cash, cash equivalents & marketable securities of Maxtor Corporation and its consolidated subsidiaries but excluding cash deposits that are charged to the Bank under banking facilities granted to the Borrower."

4. With the above amendments, the Bank Guarantee Issuance Commission shall be increased from 0.225% per annum to 0.275% PER ANNUM with effect from the date of this letter. In this connection, the `Pricing' clause (1) under the Facility Letter shall be amended to read as follows:

                  "(1) BG Issuance Commission shall be 0.275% PER ANNUM on the Bank's maximum liability under BG, payable up front at the point of each issuance/renewal of a BG under the Facility."

5. Save for the above amendments, all other terms and conditions stipulated in the Facility Letter and security document stated in Paragraph 1 above shall remain unchanged.

6. If the above are acceptable, please sign and return to us the enclosed copy of this Amendment Letter together with your Company's Board Resolution accepting this Amendment


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letter by 30 June 2002, after which this offer shall lapse unless an extension is granted by the Bank in writing.

Yours faithfully

/s/ Wah Sun Seong Koon

Wah Sun Seong Koon

Country Head, VP & Branch Manager
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We hereby accept and further undertake to observe all the terms and conditions set out and incorporated in this letter.

We also hereby confirm that the existing changes over cash deposits under the Charge Over Cash Deposits (First Party) document dated 2 January 2002 shall continue to secure the aforesaid all monies payable in connection with the Facility notwithstanding the amendments set out above, or in any subsequent legal documentation.


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
MAXTOR PERIPHERALS (S) PTE LTD

/s/ Tiong Chi Sieng
TIONG CHI SIENG
Vice President, Finance

                                                          20 June 2002
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Company Stamp & Authorized Signatory(ies)                 Date
for an on behalf of Maxtor Peripherals (S) Pte Ltd
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